BIOCRYST PHARMACEUTICALS, INC.
C/O AMERICAN STOCK TRANSFER & TRUST COMPANY
59 MAIDEN LANE
NEW YORK, NY 10038

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by BIOCRYST PHARMACEUTICALS, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E41874-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOCRYST PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. To adopt the Agreement and Plan of Merger, dated as of January 21, 2018 (as it may be amended from time to time, the "*merger agreement*"), a copy of which is attached as Annex A to the joint proxy statement/prospectus, by and among BioCryst Pharmaceuticals, Inc. ("*BioCryst*"), Idera Pharmaceuticals, Inc. ("*Idera*"), Nautilus Holdco, Inc. ("*Holdco*"), Island Merger Sub, Inc. ("*Merger Sub A*"), a wholly owned subsidiary of Holdco, and Boat Merger Sub, Inc. ("*Merger Sub B*"), a wholly owned subsidiary of Holdco, pursuant to which Merger Sub A shall be merged with and into Idera, with Idera as the surviving company, continuing as a wholly owned subsidiary of Holdco (the "*Idera merger*") and Merger Sub B shall be merged with and into BioCryst, with BioCryst as the surviving company, continuing as a wholly owned subsidiary of Holdco (the "*BioCryst merger*" and together with the Idera merger, the "*mergers*"); and (i) each issued and outstanding share of BioCryst common stock (with certain exceptions described in the joint proxy statement/prospectus) will be converted into the right to receive 0.50 of a newly issued share of Holdco common stock, (ii) each issued and outstanding share of Idera common stock (with certain exceptions described in the joint proxy statement/prospectus) will be converted into the right to receive 0.20 of a newly issued share of Holdco common stock and (iii) each issued and outstanding share of Idera preferred stock (with certain exceptions described in the joint proxy statement/prospectus) will be converted into the right to receive an amount of Holdco common stock based on its liquidation preference.	☐	☐	☐
2. To approve, on a non-binding advisory basis, the compensation that may become payable to BioCryst's named executive officers that is based on or otherwise relates to the mergers.	☐	☐	☐
3. To approve the adjournment of the BioCryst special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Material for the Special Meeting: The Notice and Joint Proxy Statement/Prospectus of BioCryst Pharmaceuticals, Inc. and Idera Pharmaceuticals, Inc. is available at www.proxyvote.com. E41875-TBD BioCryst Pharmaceuticals, Inc. Special Meeting of Stockholders [•], 2018 [•], EDT This proxy is solicited by the Board of Directors The undersigned stockholder, revoking all prior proxies, hereby appoints Alane P. Barnes as proxy, with the power to appoint her substitute, and hereby authorizes her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BioCryst Pharmaceuticals, Inc. (the "Company") that the undersigned stockholder is entitled to vote at the Special Meeting of Stockholders to be held at [•], EDT on [•], 2018 at the Company's corporate offices, 4505 Emperor Blvd., Suite 200, Durham, NC 27703, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side